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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
Liberate Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERATE TECHNOLOGIES
2 Circle Star Way
San Carlos, California 94070
September 13, 2001

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Liberate Technologies, which will be held in the general meeting room at our headquarters located at 2 Circle Star Way, San Carlos, California, on Tuesday, October 30, 2001, at 4:00 p.m. local time.

    The matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

    It is important that you use this opportunity to take part in the affairs of Liberate by voting on the business to come before the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Liberate. We look forward to seeing you at the Annual Meeting.

Sincerely,

Mitchell E. Kertzman Chief Executive Officer and Director

LIBERATE TECHNOLOGIES
2 Circle Star Way
San Carlos, California 94070
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held October 30, 2001

    The Annual Meeting of Stockholders (the "Annual Meeting") of Liberate Technologies will be held in the general meeting room at our headquarters located at 2 Circle Star Way, San Carlos, California, on Tuesday, October 30, 2001, at 4:00 p.m. local time for the following purposes:

  1.
  To elect five members of Liberate's Board of Directors ("Board of Directors" or "Board") to serve until the next Annual Meeting or until their successors have been elected and qualified. Liberate's Board of Directors intends to present the following nominees for election as directors:

• Mitchell E. Kertzman	• Dana L. Evan
• David J. Roux	• Dr. David C. Nagel
• Charles N. Corfield
  2.
  To ratify the selection of Arthur Andersen LLP as our independent public accountants for the current fiscal year; and
  3.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the attached Proxy Statement.

    Only stockholders of record at the close of business on August 31, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at our headquarters located at 2 Circle Star Way, San Carlos, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Kent Walker Senior Vice President, General Counsel, and Secretary
San Carlos, California September 13, 2001

                                                                             IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

LIBERATE TECHNOLOGIES
2 Circle Star Way
San Carlos, California 94070

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held October 30, 2001

    The accompanying proxy is solicited on behalf of the Board of Directors of Liberate Technologies, a Delaware corporation ("Liberate," "we," or "us"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the general meeting room at our headquarters located at 2 Circle Star Way, San Carlos, California, on Tuesday, October 30, 2001, at 4:00 p.m. local time, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed on or about September 13, 2001 to all stockholders entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K is enclosed with this Proxy Statement.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

    Our common stock is the only type of security entitled to vote at the Annual Meeting. Only holders of record of our common stock at the close of business on August 31, 2001 (the "record date") will be entitled to vote at the Annual Meeting. At the close of business on August 31, 2001, we had 105,266,289 shares of common stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share of common stock held on August 31, 2001. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. If you properly complete and return the enclosed form of proxy, but do not specify voting directions, your proxy will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and at the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. All shares represented by a valid and properly completed proxy received prior to the Annual Meeting will be voted.

Quorum Required

    Our bylaws provide that the holders of a majority of the shares of our common stock outstanding on August 31, 2001, present in person or represented by proxy, and entitled to vote generally in the election of directors, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

    Proposal 1.  Directors will be elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to elect directors. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors or vote for a greater number of persons than the number of nominees named in this Proxy Statement. Properly completed proxies that do not specify voting directions will be voted for the Board's nominees set forth in Proposal No. 1.

    Proposal 2.  Ratification of the selection of Arthur Andersen LLP as our independent public accountants for the current fiscal year requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as negative votes with regard to this proposal. Broker non-votes will not be counted as having been voted on this proposal and will therefore have no effect on this proposal. Properly completed proxies that do not specify voting directions will be voted for Proposal No. 2.

Revocability of Proxies and Voting by Beneficial Owners at the Annual Meeting

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting, prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to Liberate stating that the proxy is revoked, by a subsequent proxy delivered to Liberate that is signed by the person who signed the earlier proxy, or by attending the Annual Meeting and voting in person. Any revocations made prior to the beginning of the Annual Meeting should be delivered to our Secretary at our principal executive offices. Please note, however, that if a stockholder wishes to vote in person at the Annual Meeting and that stockholder's shares are held of record by a broker, bank, or other nominee, the stockholder must bring to the Annual Meeting a letter from the record holder confirming that stockholder's beneficial ownership of the shares.

Solicitation of Proxies

    We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the accompanying form of proxy, our Annual Report on Form 10-K, and any additional soliciting material furnished to stockholders. We will furnish copies of solicitation materials to brokerage houses and other record holders of our common stock holding shares in their names that are beneficially owned by others. We will request that these record holders forward the solicitation materials to the beneficial owners and request authority for the exercise of the proxies. In such cases, we may reimburse the reasonable costs of forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone, electronic means, or in person. We have retained Georgeson Shareholder to assist in the solicitation of proxies and will pay Georgeson Shareholder a fee of approximately $7,500, plus reasonable out-of-pocket expenses, for these services. Our directors, officers, and employees (acting without additional compensation) may also assist in the solicitation of proxies. Except as described above, we do not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    At the Annual Meeting, stockholders will elect directors to serve until the next annual meeting of stockholders or until their successors have been elected and qualified. Liberate currently has authorized six directors. Our Board of Directors has nominated five persons to stand for election as directors (the "Nominees"), all of whom are listed below with their ages as of July 31, 2001, their positions and offices held with Liberate, and certain biographical information. Fewer Nominees are being named than are authorized pursuant to our charter documents because the Board will not be able to complete the process of identifying the individual best suited to fill the currently vacant position before the time of the Annual Meeting, but plans to do so following the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of Nominees. Each Nominee for election has agreed to serve if elected, and neither the Board nor Liberate's management has any reason to believe that any Nominee will be unavailable to serve. If any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below.

Nominees	Age	Positions and Offices Held with Liberate
Mitchell E. Kertzman(1)(2)	52	Chief Executive Officer and Director
David J. Roux(1)(3)	44	Chairman of the Board of Directors
Charles N. Corfield(3)(4)(5)	42	Director
Dana L. Evan(4)(5)(6)	41	Director
Dr. David C. Nagel(4)(6)	56	Director

(1)
Member of Investment Committee

(2)
Member of Secondary Compensation Committee

(3)
Member of Executive Committee

(4)
Member of Finance and Audit Committee

(5)
Member of Compensation Committee

(6)
Member of Independent Directors Committee

    Mitchell E. Kertzman has served as Chief Executive Officer and a director of Liberate since joining Liberate in November 1998 and also served as President of Liberate from November 1998 to January 2001. Prior to joining Liberate, Mr. Kertzman was a member of the board of directors of Sybase, a database company, from February 1995 until he joined Liberate. He had served as Chairman of Sybase's board of directors since July 1997. Between February 1998 and August 1998, he also served as Co-Chief Executive Officer of Sybase. From July 1996 until February 1997, Mr. Kertzman served as Chief Executive Officer of Sybase and from July 1996 until July 1997 he also served as President of Sybase. Between February 1995 and July 1996, he served as an Executive Vice President of Sybase. In February 1995, Sybase merged with Powersoft Corporation, a provider of application development tools. Mr. Kertzman had served as Chief Executive Officer and a director of Powersoft since he founded it in 1974. He also served as President of Powersoft from April 1974 to June 1992. Mr. Kertzman also serves as a director of CNET Networks and Handspring.

    David J. Roux has served as a director of Liberate since May 1996 and Chairman of the Board of Directors since October 1998. He previously served as our Chairman from October 1996 to September 1997. From February 1998 to October 1998, he served as the Chief Executive Officer and President of Liberate. Mr. Roux is currently Managing Director of Silver Lake Partners, a private equity firm, and has been with that firm since January 1999. Mr. Roux held various management positions with Oracle from September 1994 until December 1998, lastly as Executive Vice President of Corporate Development. Before joining Oracle, Mr. Roux served as Senior Vice President, Marketing and Business Development at Central Point Software from April 1992 to July 1994. From October 1987 to April 1992, Mr. Roux served in various capacities at Lotus, a software company, lastly as Senior Vice President of the Portable Computing Group. Before joining Lotus, Mr. Roux co-founded and served as the Chief Executive Officer of Datext, a CD ROM publishing company, from June 1984 to October 1987. Mr. Roux also serves as a director of Gartner.

    Charles N. Corfield has served as a director of Liberate since December 1998. Since August 2000, Mr. Corfield has served as Chief Executive Officer of SandCherry Networks, a provider of telecommunications software. Mr. Corfield was previously Managing Director of Lhotse Shar, LLC, a venture/investment company, since 1998, and has been a private investor in a variety of high-technology firms since 1995. Mr. Corfield co-founded Frame Technology, a software company, in 1986 and served as a member of its board of directors and as its Chief Technology Officer until it was acquired by Adobe Systems in 1995. Mr. Corfield also serves as a director of iBasis.

    Dana L. Evan has served as a director of Liberate since January 2001. Ms. Evan has served as Executive Vice President of Finance and Administration of VeriSign since January 2001 and Chief Financial Officer of VeriSign since June 1996. Ms. Evan also served as Vice President of Finance and Administration of VeriSign from June 1996 until December 2001. From 1988 to June 1996, she worked as a financial consultant in the capacity of chief financial officer, vice president of finance, or corporate controller for various public and private companies and partnerships, including VeriSign from November 1995 to June 1996, Delphi Bioventures, a venture capital firm, from 1988 to June 1995, and Identix Incorporated, a manufacturer of biometric identity verification and imaging products, from 1991 to August 1993. Prior to 1988, she was employed by KPMG LLP, lastly as a senior manager.

    Dr. David C. Nagel has served as a director of Liberate since February 2000. Since August 2001, Dr. Nagel has been Chief Executive Officer and President of Platform Solutions, a new subsidiary of Palm. Before joining Platform Solutions in August 2001, Dr. Nagel was President of AT&T Labs since April 1996 and AT&T Chief Technology Officer since August 1997. Dr. Nagel also served as Chief Technology Officer of Concert, a joint venture between AT&T and British Telecom, from June 1999 to August 2001. Prior to joining AT&T, Dr. Nagel was a Senior Vice President of Apple Computer, where he led a worldwide research and development group responsible for Macintosh hardware, Mac OS software, imaging, and other peripheral products. Before joining Apple's Advance Technology Group in 1988, Dr. Nagel was a research scientist and head of human factor research at NASA's Ames Research Center. Dr. Nagel also serves as a director of Palm.

Meetings of the Board of Directors and Board Committees

    During the fiscal year ended May 31, 2001, our Board of Directors held six meetings and acted by written consent in lieu of a meeting on five occasions. During the fiscal year, each of the directors standing for re-election, during their tenure, attended or participated in at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held, and (2) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has six standing committees: the Finance and Audit Committee, the Compensation Committee, the Secondary Compensation Committee, the Investment Committee, the Independent Directors Committee, and the Executive Committee.

    During the fiscal year ended May 31, 2001, the Finance and Audit Committee of the Board held four meetings and did not act by written consent in lieu of a meeting. The Finance and Audit Committee's principal functions are to monitor the performance and independence of Liberate's accountants, the integrity of Liberate's financial reporting processes and internal control systems, compliance with internal legal compliance policies, and to provide a means of communication among the independent accountants, Liberate's management, and the Board of Directors. The Finance and Audit Committee reviews the general scope of Liberate's annual audit, the annual financial statements before they are submitted to the Board of Directors for approval, and any required annual audits of employee benefit plans. The Finance and Audit Committee makes an annual review of the adequacy of Liberate's insurance, adequacy of protection of Liberate's technology, and compliance with internal legal compliance policies. The current members of the Finance and Audit Committee are Ms. Evan (chair), Mr. Corfield, and Dr. Nagel. During the fiscal year ended May 31, 2001, Ms. Evan replaced Mr. Roux on the Finance and Audit Committee.

    During the fiscal year ended May 31, 2001, the Compensation Committee of the Board held two meetings and acted by written consent in lieu of a meeting on seven occasions. The Compensation Committee administers our stock plans and makes decisions concerning certain salaries and incentive compensation for certain key employees. The current members of the Compensation Committee are Mr. Corfield (chair) and Ms. Evan. During the fiscal year ended May 31, 2001, Ms. Evan replaced Mr. Barry M. Schuler on the Compensation Committee.

    During the fiscal year ended May 31, 2001, the Secondary Compensation Committee of the Board did not meet. The Secondary Compensation Committee administers our 1999 Equity Incentive Plan as to stock awards to employees and consultants who are neither officers nor directors in amounts not exceeding 50,000 shares per individual per grant. The sole member of the Secondary Compensation Committee is Mr. Kertzman.

    During the fiscal year ended May 31, 2001, the Investment Committee of the Board held no meetings and acted by written consent in lieu of a meeting on one occasion. The Investment Committee was formed August 24, 2000 to manage the Liberate Corporate Venture Fund, which operates as a business group within Liberate. The fund managers invest with the goals of promoting the development of interactive television and giving us insight into leading-edge technologies and services in the interactive television industry. We also seek reasonable financial returns and an opportunity to develop mutually beneficial commercial relationships with the companies in which we invest. The current members of the Investment Committee are Mr. Kertzman and Mr. Roux.

    During the fiscal year ended May 31, 2001, the Independent Directors Committee of the Board did not meet or act by written consent in lieu of a meeting. The Independent Directors Committee considers and reviews all significant agreements between Liberate and Oracle. The current members of the Independent Directors Committee are Dr. Nagel and Ms. Evan. During the fiscal year ended May 31, 2001, Dr. Nagel and Ms. Evan replaced Mr. James L. Barksdale and Mr. Corfield on the Independent Directors Committee.

    During the fiscal year ended May 31, 2001, the Executive Committee of the Board did not meet, and acted by written consent in lieu of a meeting on one occasion. To manage the business and affairs of Liberate in the intervals between meetings of the Board, the Executive Committee exercises all powers and authority of the Board that are not otherwise delegated to another committee. The current members of the Executive Committee are Mr. Roux (chair) and Mr. Corfield. During the fiscal year ended May 31, 2001, Mr. Corfield replaced Mr. Bradley P. Dusto (who had previously replaced Mr. Barksdale) on the Executive Committee.

    Liberate currently has no standing Nominating Committee. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors.

Director Compensation

    Except for grants of stock options and the reimbursement of expenses incurred in connection with attendance at board or committee meetings, our directors generally do not receive compensation for services provided as a director. We also do not pay compensation for committee participation or special assignments of the Board of Directors.

    Pursuant to the terms of our 1999 Equity Incentive Plan, upon the conclusion of each of our annual stockholders' meetings, each non-employee director who will continue to serve as a board member following the meeting will automatically be granted a fully vested option for 10,000 shares of our common stock, unless the director notifies us that he or she is unable to accept such option. The exercise price of each option will be equal to the fair market value of our common stock on the option grant date. A director may pay the exercise price in the form of cash, shares of common stock that the director already owns, an immediate sale of the option shares through a broker designated by us, or proceeds of a loan from a broker designated by us, secured by the option shares. The options expire on the earlier of their 10-year term or 12 months after a director leaves the Board of Directors.

    Two non-employee directors received grants of options outside of the automatic process described in the previous paragraph. On August 22, 2000, Dr. Nagel was granted an option to purchase 40,000 shares of our common stock at an exercise price of $17.06 per share. The fair market value of our common stock on August 22, 2000 was $17.31 per share, the closing price on that date. This option vests monthly over four years, beginning on February 24, 2000, the date on which Dr. Nagel became a director. On January 24, 2001, in connection with her appointment as a director on that same day, Ms. Evan was granted an option to purchase 50,000 shares of our common stock at an exercise price of $17.25 per share, the fair market value of our common stock on that date. This option vests monthly over four years, beginning on the date of grant. Because Ms. Evan became a director after our last year's annual meeting of stockholders, she did not receive the automatic option grant described in the previous paragraph.

    Directors who are also our employees receive their employee compensation, including equity compensation under our 1999 Equity Incentive Plan, and are also eligible to participate in our 1999 Employee Stock Purchase Plan and other plans and benefits generally available to our employees. Compensation for Mr. Kertzman, our Chief Executive Officer, the only director who is also our employee, is described in "Executive Compensation and Related Information" and in the "Compensation Committee Report."

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP to serve as our independent public accountants for the fiscal year ending May 31, 2002. Stockholder ratification of the selection of Arthur Andersen LLP as our independent accountants is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify this selection, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in our and our stockholders' best interests. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in the accompanying form FOR this Proposal No. 2.

    Arthur Andersen LLP has audited our financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 2002.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of July 31, 2001, certain information with respect to shares beneficially owned by: (1) each person who is known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, (2) each of the executive officers named in "Executive Compensation and Related Information—Summary Compensation Table" and each of our directors, and (3) all current directors and executive officers as a group.

    Beneficial ownership for each person has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if he or she has the right to acquire shares (for example, by exercising an option or warrant) within sixty days of July 31, 2001. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned as of July 31, 2001
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Class
United States Trust Company of New York and US Trust Company of Delaware, Co-Trustees under the Delphi Asset Management Corporation Irrevocable Trust Agreement dated January 23, 2001(2)	33,399,843	31.75%
Mitchell E. Kertzman(3)	1,768,401	1.65%
David J. Roux(4)	759,721	*
Coleman Sisson(5)	391,786	*
David A. Limp(6)	215,446	*
Nancy J. Hilker(7)	183,170	*
Donald M. Fitzpatrick(8)	154,854	*
Charles N. Corfield(9)	67,290	*
Dr. David C. Nagel(10)	65,416	*
Dana L. Evan(11)	8,333	*
Philip A. Vachon(12)	57,793	*
All current directors and executive officers as a group (10 persons)(13)	3,658,792	3.37%

*
Less than 1% of the outstanding shares of common stock.

(1)
Except as footnoted, the address for each beneficial owner is 2 Circle Star Way, San Carlos, California 94070.

(2)
Pursuant to the terms of the Trust Agreement, the co-trustees hold the shares for the benefit of Delphi Asset Management, a wholly owned subsidiary of Oracle. The Trust Agreement is intended to be irrevocable (it may only be revoked with the unanimous consent of Liberate stockholders voting on the matter) and will be effective for so long as any shares of our common stock are held by the trust or Delphi Asset Management. Pursuant to a Standstill Agreement dated January 23, 2001 among Liberate, Delphi Asset Management, and the co-trustees, Delphi Asset Management may only direct the sale or encumbrance of our common stock in certain limited ways. The co-trustees share voting power with respect to the shares and are required by the Trust Agreement to vote the shares in the same proportion as all other shares of our common stock are voted. Delphi Asset Management has sole investment power with respect to the shares. The address for United States Trust Company of New York is 114 West 47th Street, New York, New York 10036.

(3)
Represents options to purchase shares exercisable within 60 days of July 31, 2001.

(4)
Includes options to purchase 689,445 shares exercisable within 60 days of July 31, 2001.

(5)
Includes options to purchase 391,458 shares exercisable within 60 days of July 31, 2001.

(6)
Includes options to purchase 130,173 shares exercisable within 60 days of July 31, 2001.

(7)
Includes options to purchase 126,766 shares exercisable within 60 days of July 31, 2001. Also includes 4,400 shares held by a Children's Trust, for which Ms. Hilker serves as a trustee. Ms. Hilker disclaims beneficial ownership of all shares held by this trust, except to the extent of her indirect pecuniary interest therein.

(8)
Includes options to purchase 153,541 shares exercisable within 60 days of July 31, 2001.

(9)
Includes options to purchase 23,888 shares exercisable within 60 days of July 31, 2001.

(10)
Represents options to purchase shares exercisable within 60 days of July 31, 2001.

(11)
Represents options to purchase shares exercisable within 60 days of July 31, 2001.

(12)
Includes options to purchase 54,980 shares exercisable within 60 days of July 31, 2001.

(13)
Includes options to purchase 3,401,796 shares exercisable within 60 days of July 31, 2001.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation earned for services rendered in all capacities to us and our subsidiaries during the three most recently completed fiscal years by: (1) our Chief Executive Officer, (2) the four other most highly compensated executive officers who were serving as such as of May 31, 2001, and (3) an individual who would have been included in that group but was not serving as an executive officer as of May 31, 2001 (collectively, the "Named Executive Officers").

Name and Principal Position	Year		Salary ($)		Bonus ($)	Other Annual Compensation ($)		Long-Term Compensation Awards— Number of Securities Underlying Options
Mitchell E. Kertzman Chief Executive Officer and Director	2001 2000 1999	(1)	300,267 300,267 162,611		220,152 262,642 —	— — —		200,000 — 3,333,332
Coleman Sisson President and Chief Operating Officer	2001 2000 1999	(3) (3)	235,684 122,020 —		137,595 87,500 —	106,894 38,773 —	(2) (2)	130,000 450,000 —
Donald M. Fitzpatrick Executive Vice President, Worldwide Sales and Service	2001 2000 1999	(4) (4) (4)	487,720 122,303 —	(5) (6)	5,642 25,941 —	300 30,642 —	(2) (2)	86,000 160,000 —
David A. Limp Executive Vice President and Chief Strategy Officer	2001 2000 1999		235,689 213,394 189,683		90,636 53,130 30,000	— — —		105,000 — 166,666
Nancy J. Hilker Senior Vice President and Chief Financial Officer	2001 2000 1999		215,684 205,267 187,600		82,930 51,039 30,000	— — —		75,000 — 116,664
Philip A. Vachon Worldwide Major Accounts Specialist(7)	2001 2000 1999		374,655 681,548 512,282	(8) (9) (10)	— — —	— — —		— — 199,998

(1)
Mr. Kertzman joined Liberate in November 1998.

(2)
Re-location expenses.

(3)
Mr. Sisson joined Liberate in November 1999.

(4)
Mr. Fitzpatrick joined Liberate in March 1999 and became an executive officer in January 2001.

(5)
Includes $262,120 in commissions.

(6)
Includes $30,998 in commissions.

(7)
Mr. Vachon served as one of our executive officers through December 2000.

(8)
Includes $179,804 in commissions.

(9)
Includes $456,281 in commissions.

(10)
Includes $313,537 in commissions.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended May 31, 2001:

Individual Grants
Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(3)
	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees In Fiscal Year(2)
Name					Exercise Price ($/Share)	Expiration Date
							5%	10%
Mitchell E. Kertzman	200,000	(4)(5)	4.06%		9.75	04/12/11	1,226,345	3,107,798
Coleman Sisson	90,000 40,000	(4) (6)	1.83 0.81	% %	25.19 12.75	06/27/10 01/05/11	1,425,626 320,736	3,612,815 812,809
Donald M. Fitzpatrick	46,000 40,000	(4) (6)	0.93 0.81	% %	25.19 12.75	06/27/10 01/05/11	728,653 320,736	1,846,550 812,809
David A. Limp	65,000 40,000	(4) (6)	1.32 0.81	% %	25.19 12.75	06/27/10 01/05/11	1,029,618 320,736	2,609,255 812,809
Nancy J. Hilker	45,000 30,000	(4) (6)	0.91 0.61	% %	25.19 12.75	06/27/10 01/05/11	712,813 240,552	1,806,407 609,606
Philip A. Vachon	—		—		—	—	—	—

(1)
Options were granted under Liberate's 1999 Equity Incentive Plan and have a term of ten years.

(2)
Based on an aggregate of 4,928,318 options granted in the fiscal year.

(3)
The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent Liberate's prediction of its stock price performance.

(4)
Options vest monthly over four years commencing with the date of grant.

(5)
50% of any unvested options will vest in the event of a change in control of Liberate that results in a material change in Mr. Kertzman's employment within the year following the change in control.

(6)
Options vest monthly over two years commencing with the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

    The following table sets forth options exercised by each of the Named Executive Officers during the fiscal year ended May 31, 2001, and the number and value of securities underlying unexercised options that were held by these Named Executive Officers as of May 31, 2001.

    Amounts shown under the column "Value Realized" are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

    Amounts shown under the column "Value of Unexercised In-the-Money Options at Fiscal Year End" are based on the fair market value of our common stock at May 31, 2001, $8.44 per share, less the exercise price payable for such shares.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
	Number of Shares Acquired on Exercise
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell E. Kertzman	400,000	6,848,881	1,583,332	1,445,834	9,301,288	7,362,500
Coleman Sisson	—	—	196,041	383,959	—	—
Donald M. Fitzpatrick	—	—	77,207	168,793	—	—
David A. Limp	94,000	2,393,619	108,117	182,051	613,843	496,240
Nancy J. Hilker	84,191	2,306,222	110,378	118,717	634,106	308,306
Philip A. Vachon	101,000	2,403,132	51,646	98,266	290,143	539,725

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

    On October 12, 1998, we entered into an employment agreement with Mitchell E. Kertzman, our Chief Executive Officer. Mr. Kertzman's annual base salary is $300,000, and he is eligible for a target annual bonus of $200,000, subject to adjustment based on performance measures, with a limit of 125% of the target amount. On October 15, 1998, in connection with the start of his employment, we granted Mr. Kertzman an option to purchase 3,333,332 shares of our common stock (split-adjusted). Upon his completion of 12 months of service, 25% of those option shares vested, and the balance of those option shares will vest in a series of equal monthly installments upon his completion of each of the following 36 months. Fifty percent of any unvested option shares under this grant will become vested upon the effective date of any change in control. Mr. Kertzman received a grant of an option of 200,000 shares on April 12, 2001 and a grant of an option of 650,000 shares on June 1, 2001 that will each become vested as to 50% of any unvested option shares if we experience a change in control that results in his actual or constructive termination within one year after the effective date of the change in control.

    Grants made to our executive officers on or after April 12, 2001 will also each become vested as to 50% of any unvested option shares if we experience a change in control that results in the executive officer's actual or constructive termination within one year after the effective date of the change in control.

    In January 2001, we entered into employee retention agreements with Coleman Sisson, Donald M. Fitzpatrick, and David A. Limp, each of which provides for the payment of approximately $820,000 in additional compensation in the two years following the agreement. Each of these agreements provides for acceleration of these payments in the event of a change in control that results in the actual or constructive termination of the employee.

    We entered into a letter agreement, dated November 15, 2000, with Philip A. Vachon, then our Senior Vice President of Worldwide Sales, in which we appointed Mr. Vachon Worldwide Major Accounts Specialist for a period of approximately one year at an annual salary of $100,000.

    The Compensation Committee has the authority under the 1999 Equity Incentive Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of common stock subject to outstanding options. Such acceleration may be conditioned on the optionee's termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization, or consolidation or upon a hostile take-over effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Directors and Executive Officers

    We have entered or will enter into indemnification agreements with each of our directors and executive officers. The form of indemnification agreement provides that we will indemnify against any and all expenses of the director or executive officer who incurred such expenses because of his or her status as a director or executive officer, to the fullest extent permitted by Delaware law, our certificate of incorporation, and our bylaws.

    Our certificate of incorporation and bylaws contain certain provisions relating to the limitation of liability and indemnification of directors and officers. The certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

  •
  For any breach of the director's duty of loyalty to us or our stockholders;

  •
  For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  In respect of certain unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  For any transaction from which the director derives any improper personal benefit.

    Our certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. Our certificate of incorporation provides that no repeal or amendment of its indemnification provisions may adversely affect any then-existing right or protection of a director or increase the liability of a director with respect to anything that occurred before such repeal or modification. The foregoing provisions of the certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

  •
  We are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law;

  •
  We may, in our discretion, indemnify other officers, employees, and agents as provided by Delaware law;

  •
  To the fullest extent permitted by Delaware law, but subject to various exceptions, we are required to advance all expenses incurred by our directors and executive officers in connection with a legal proceeding;

  •
  The rights conferred in the bylaws are contract rights of the indemnified party and are not exclusive; and

  •
  We are authorized to maintain insurance to protect ourselves and our directors, officers, employees and agents.

Transactions with Oracle

    From our inception until our acquisition of Navio Communications in August 1997, we were a wholly owned subsidiary of Oracle. Following the Navio acquisition, Oracle remained our majority stockholder. Oracle later transferred our shares to its wholly owned subsidiary, Delphi Asset Management, which in turn transferred our shares to two co-trustees that hold the shares in trust for Delphi Asset Management. The trust agreement (to which we are not a party) is described in the "Stock Ownership of Certain Beneficial Owners and Management Table." A related Standstill Agreement among Liberate, Delphi Asset Management, and the co-trustees is described below, among our transactions with Oracle. As of July 31, 2001, Oracle beneficially owned approximately 31.75% of our outstanding stock. We have entered into numerous transactions and arrangements with Oracle, including the following:

    We entered into a Technical Support Services Agreement dated August 12, 1998 with Oracle. The Technical Support Services Agreement describes the terms under which Oracle may provide technical support services for Oracle products when licensed by us or our distributors and our products licensed by us, Oracle, or either of our distributors.

    We entered into a Technology License Agreement with Oracle in September 1998. Pursuant to the Technology License Agreement, Oracle may promote, market, and distribute sublicenses of our products through its worldwide distribution channels for a period of three years.

    During our fiscal year ended May 31, 2001, under the agreements described in the two previous paragraphs or otherwise, we made no commissions or other payments to Oracle and Oracle paid us royalties of $239,000. We believe that the terms of our agreements with Oracle are at least as favorable to us as those that could have been obtained in arm's-length transactions.

    We entered into a Standstill Agreement with Delphi Asset Management (a wholly owned subsidiary of Oracle), US Trust Company of Delaware (as co-trustee), and United States Trust Company of New York (as co-trustee) dated January 23, 2001. Under the Standstill Agreement, Delphi Asset Management agreed not to acquire any more of our common stock, not to sell or encumber the shares of our common stock beneficially owned by it except in certain limited ways, and not to seek to control or influence the management or business of Liberate.

Indebtedness of Management

    In January 2001, we extended loans in exchange for promissory notes from Coleman Sisson, our President and Chief Operating Officer, and David Limp, our Executive Vice President and Chief Strategy Officer. In April 2001, we extended a loan in exchange for a promissory note from Donald Fitzpatrick, our Executive Vice President, Sales and Service. Each loan is in the amount of $500,000 at 5.9% compounded annually and is due and payable two years from issuance (or, if earlier, 60 days after termination of the executive officer's employment). The interest rate used for each loan was equal to or greater than the applicable federal rate at the time each loan was made. As of July 31, 2001, for each loan, all principal and accrued interest remained outstanding, which is the largest aggregate amount of indebtedness outstanding under each loan since the beginning of the fiscal year ended May 31, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The members of our Board of Directors, our executive officers, and persons who hold more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon the copies of Section 16(a) reports that we received from such persons for their 2001 fiscal year transactions in the common stock and their common stock holdings and the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, we believe that our executive officers, Board members, and greater-than-ten-percent stockholders met all reporting requirements under Section 16(a) for such fiscal year in a timely manner, except that Delphi Asset Management Corporation filed a late Form 4 with respect to sales of our common stock on six days during one calendar month and David J. Roux filed a late Form 4 with respect to one sale of our common stock.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of our Board of Directors (the "Compensation Committee" or the "Committee") administers our 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan and makes all decisions regarding the compensation of our Chief Executive Officer and other executive officers, including approval of salaries, bonuses and other incentive plans, stock options, and other forms of compensation.

    For the fiscal year ended May 31, 2001, the Committee determined the salary and bonus plan for our CEO and bonus plans for our executive officers based on its subjective judgment and knowledge of competitive compensation levels at similar companies. Among the factors considered by the Committee were the recommendations of the CEO with respect to the bonus compensation of our executive officers. However, the Committee made the final bonus compensation decisions concerning such officers.

    General Compensation Policy.  The Committee's fundamental policy is to offer our executive officers competitive compensation opportunities based upon our financial success and their overall performance. The Committee seeks to have a substantial portion of each officer's compensation contingent upon each of these elements. Accordingly, each executive officer's compensation package consists of: (1) base salary, (2) cash bonus awards, and (3) long-term stock-based incentive awards.

    Base Salary.  The base salary for each executive officer is set on the basis of general market levels and personal experience, expertise, and performance. Each individual's base pay is positioned relative to their total compensation package, including cash incentives and long-term incentives.

    Annual Cash Bonuses.  Each executive officer has an established cash bonus target. The annual pool of bonuses for executive officers is distributed on the basis of our achievement of the financial performance targets established at the start of the fiscal year. Actual bonuses paid are based on a percentage of the individual's base salary. The corporate goals set for the bonuses were based on the achievement of quarterly net revenue and operating expense targets.

    Long-Term Incentive Compensation.  The Committee makes option grants at varying times and in varying amounts at its discretion. Generally, the Committee sets the size of each grant at a level that it deems appropriate to create a meaningful opportunity for stock ownership based upon the recipient's position, potential for future responsibility and promotion, performance in the recent period, and unvested options held. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. The Committee made a grant to our CEO in April 2001 and to certain executive officers in June 2000 (as part of a company-wide "underwater" grant program for employees holding options that had strike prices significantly above the then-current market price of our stock) and in January 2001 (in connection with annual performance reviews).

    Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two-to-four-year period, contingent upon the executive officer's continued employment with us. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, any option awarded with an exercise price equal to fair market value will provide a return to the executive officer only if he or she remains in our employ, and then only if the market price of our common stock appreciates over the option term.

    CEO Compensation.  The Committee renewed the annual base salary of $300,000 for Mr. Kertzman, our Chief Executive Officer. The other components of Mr. Kertzman's fiscal year 2001 compensation depended entirely upon our financial performance and provided no dollar guarantees. The bonus paid to Mr. Kertzman for the fiscal year was based on the same incentive plan as all other executive officers. Specifically, the Committee established a target incentive at the beginning of the year that was subject to adjustment based on our performance against quarterly net revenue and operating expense targets. Each year, the annual incentive plan is reevaluated, using new targets for net revenue and operating expenses.

    Tax Limitation.  Under the Federal tax laws, a publicly-held company such as Liberate will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per officer in any year. To qualify for an exemption from the $1.0 million deduction limitation, with respect to equity compensation, our stockholders have limited the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year under our 1999 Equity Incentive Plan. Any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of our common stock on the grant date therefore qualifies as performance-based compensation that will not be subject to the $1.0 million limitation. We do not expect to pay more than $1.0 million in cash compensation to any executive officer for the fiscal year ended May 31, 2002.

COMPENSATION COMMITTEE
Charles N. Corfield (Chair) Dana L. Evan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of our Board of Directors was formed in September 1997. At the beginning of the fiscal year ending May 31, 2001, the members of the Compensation Committee consisted of Mr. Corfield and Mr. Schuler. After Mr. Schuler resigned as a member of our Board of Directors, the Board appointed Ms. Evan to the Compensation Committee effective March 17, 2001. None of Mr. Corfield, Mr. Schuler, or Ms. Evan has ever served as an officer or employee of ours. None of our executive officers has served as a director of a company that had an executive officer who served on our Board of Directors.

    In October 1999, we established a Secondary Compensation Committee to administer our 1999 Equity Incentive Plan as to stock awards to employees who are not officers or directors in amounts not exceeding 30,000 shares per individual per grant. In August 2000, the approval authority of the Secondary Compensation Committee was increased to include amounts not exceeding 50,000 shares per individual per grant. The sole member of the Secondary Compensation Committee is Mr. Kertzman.

STOCK PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total stockholder return on our common stock between July 28, 1999 (the date our common stock started trading publicly) and May 31, 2001, with the cumulative total return over the same period of (1) the Nasdaq Stock Market-U.S. Index (the "Nasdaq Stock Market Index") and (2) the J.P. Morgan H&Q Technology Index (which replaced the Chase H&Q Technology Index), over the same period. This graph assumes the investment of $100.00 on July 28, 1999 in our common stock, the Nasdaq Stock Market Index, and the J.P. Morgan H&Q Technology Index, and assumes the reinvestment of any dividends.

    The comparisons shown in the graph below are based upon historical data. The stock price performance shown in the graph below does not indicate or forecast the potential future performance of our common stock. We obtained the information used in the graph from Georgeson Shareholder, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

Prices at Close of Market on Dates Indicated ($)

	28-Jul-99	31-Aug-99	30-Nov-99	29-Feb-00	31-May-00	31-Aug-00	30-Nov-00	28-Feb-01	31-May-01
Liberate	100.00	129.45	626.38	1,000.00	228.84	301.84	104.29	92.64	82.85
Nasdaq Stock Market Index	100.00	101.58	123.23	172.35	124.77	155.24	95.52	78.51	77.49
J.P. Morgan H&Q Technology Index	100.00	102.18	134.98	209.17	151.33	190.81	110.72	90.31	87.33

    Our common stock began trading publicly on July 28, 1999 at a price of $8.00 per share (as adjusted to reflect a 2-for-1 stock split effective January 2000). The graph above, however, uses an initial measurement point of $10.1875 per share (as adjusted to reflect the 2-for-1 stock split), the closing price of our stock on July 28, 1999.

FINANCE AND AUDIT COMMITTEE REPORT

    The Finance and Audit Committee of our Board of Directors represents the Board in overseeing our financial and accounting process, system of internal control, audit process, legal compliance process, and compliance policies. The Finance and Audit Committee annually recommends to the Board of Directors the selection of a firm of independent accountants to audit our financial statements. You can find a more detailed description of the functions of the Finance and Audit Committee in its charter, attached to this proxy statement as Appendix A.

    The Finance and Audit Committee was organized on September 19, 1997. The Finance and Audit Committee for the last fiscal year consisted of Charles N. Corfield and Dr. David C. Nagel, who served for the entire year, David J. Roux, who served until March 17, 2001, and Dana L. Evan, who served from March 17, 2001 through the end of the fiscal year, replacing Mr. Roux. Each of the current members of the Finance and Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

    Our management has primary responsibility for preparing our financial statements and for our financial reporting process. Our independent accountants, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Finance and Audit Committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other services provided by our independent accountants.

    In this context, the Finance and Audit Committee has reviewed and discussed the audited financial statements with our management and the independent accountants. The Finance and Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Codification of Statements on Auditing Standard, AU 380). The Finance and Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has also discussed with the independent accountants their independence from us and our management.

    In connection with its approval of Arthur Andersen's design and implementation of financial information systems and other services, the Finance and Audit Committee determined that the provision of these services was compatible with maintaining Arthur Andersen's independence as our principal accountant.

    Based on the review and discussions described above, the Finance and Audit Committee and the Board have approved the audited financial statements for the fiscal year ended May 31, 2001. The Finance and Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Arthur Andersen LLP as our independent accountants.

Audit Fees

    We have incurred approximately $191,000 in aggregate fees for professional services rendered by Arthur Andersen LLP for the audit of our annual financial statements for fiscal 2001, our most recent fiscal year, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2001.

Financial Information Systems Design and Implementation Fees

    In the past fiscal year, Arthur Andersen LLP billed us for approximately $1.57 million in aggregate fees for professional services related to financial information systems design and implementation.

All Other Fees

    In the past fiscal year, Arthur Andersen LLP billed us for approximately $794,000 in aggregate fees for all professional services other than the services captured in "Audit Fees" and "Financial Information Systems Design and Implementation Fees."

FINANCE AND AUDIT COMMITTEE
Dana L. Evan (Chair) Charles N. Corfield Dr. David C. Nagel

    The Compensation Committee Report, Stock Performance Graph, and Finance and Audit Committee Report will not be deemed filed with the Securities and Exchange Commission and will not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate these items by reference.

AVAILABILITY OF FORM 10-K

    UPON WRITTEN REQUEST, WE WILL MAIL WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2001, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO LIBERATE TECHNOLOGIES, 2 CIRCLE STAR WAY, SAN CARLOS, CALIFORNIA 94070, ATTN: INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholder proposals that are intended to be presented at the 2002 Annual Meeting must be received by us not later than May 16, 2002, in order to be considered for inclusion in our proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission. Such stockholder proposals should be addressed to Liberate Technologies, 2 Circle Star Way, San Carlos, California 94070, Attn: General Counsel. Stockholders who intend to present a proposal to us at the 2002 Annual Meeting without including it in our proxy materials must provide advance notice of such proposal to us at this address not earlier than June 30, 2002 nor later than July 30, 2002. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements, including conditions established by the Securities and Exchange Commission.

OTHER MATTERS

    The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order Of The Board Of Directors,

Kent Walker Senior Vice President, General Counsel, and Secretary
San Carlos, California September 13, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

LIBERATE TECHNOLOGIES
FINANCE AND AUDIT COMMITTEE CHARTER

MEMBERSHIP:

    The Finance and Audit Committee shall be comprised of at least three (3) outside members of the Board of Directors (the "Board") of Liberate Technologies (the "Company") elected by the Board of Directors to serve until their successors are duly elected. The Board shall designate a chairperson of the Finance and Audit Committee. Each member of the Finance and Audit Committee must be:

  •
  an "independent director" (as defined below); and

  •
  able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the Finance and Audit Committee.

    An "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

  •
  a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

  •
  a director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. "Immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

  •
  a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

  •
  a director who is employed as an executive officer of another entity where any of the Company's executives serve on that entity's Compensation Committee.

    In addition to the requirements above, at least one member of the Finance and Audit Committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background which results in the individual's financial sophistication, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

A–1

    Notwithstanding the requirement that each member be an "independent director," the Board, under exceptional and limited circumstances, may appoint one director who is not an "independent director" to the Finance and Audit Committee if:

  •
  such director is not a current employee or immediate family member of a current employee of the Company;

  •
  such non-independent director's appointment to the Finance and Audit Committee is required by the best interests of the Company and its stockholders; and

  •
  the Board discloses in the next annual proxy statement after such appointment (i) the nature of the relationship between the non-independent director and the Company; and (ii) the reasons for the Board's determination that such appointment is in the best interests of the Company and its stockholders.

FUNCTIONS:

    The Finance and Audit Committee shall:

  •
  Recommend independent accountants to the Board of Directors.

  •
  Evaluate, and when appropriate, recommend that the Board of Directors replace the independent accountants.

  •
  Review the scope of the annual audit and the audit methods and principles being applied by the independent accountants and the fees charged by the independent accountants.

  •
  Review and discuss the methods and results of the audit with both the independent accountants and management.

  •
  Review the Company's significant accounting principles, policies and practices.

  •
  Review Company reporting policies and practices.

  •
  Review the adequacy of management information systems, internal accounting and financial controls.

  •
  Review the annual financial statements before their submission to the Board of Directors for approval.

  •
  Review with both management and the independent accountants the development and execution of procedures established to:

  •
  Prevent and uncover unlawful political contributions, bribes and unexplained and unaccounted for payments to intermediaries (foreign or American).

  •
  Ascertain whether there are any unaccounted or off-book transactions.

  •
  Identify payments in violation of applicable laws and standards of business that are intended to influence employees of potential customers to purchase products of the Company (e.g., commercial bribes or kickbacks).

  •
  Approve the performance of professional services provided by the independent accountants, including audit and non-audit services, before such services are rendered, and consider the possible effect of the performance of such services on the independence of the accountants.

  •
  Ensure the receipt and review of the formal written statement from the Company's outside accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard No.1.

A–2

  •
  Actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants.

  •
  Recommend to the Board of Directors appropriate actions to oversee the independence of the Company's accountants.

  •
  Review required annual audits of employee benefit plans of the Company (including any subsidiaries).

  •
  Review annual audits by the Company's independent accountants of the Company's pension plans, if any, to determine the existence of proper Company procedures that insure compliance with all relevant laws and regulations.

  •
  Review annually the adequacy of the Company's insurance.

  •
  Review annually the adequacy of protection of Company technology, including:

  •
  physical security

  •
  patent and trademark program

  •
  proprietary information

  •
  Review annually policies, and compliance with policies, relating to legal matters, conflicts of interest, and related matters.

MINUTES:

    Minutes will be kept of each meeting of the Finance and Audit Committee and will be provided to each member of the Board of Directors. Any action of the Finance and Audit Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

QUALIFICATIONS:

    While the Finance and Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Finance and Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent accountants. The Company's independent accountants are ultimately accountable to the Company's Board of Directors and the Finance and Audit Committee, as representatives of the stockholders. Nor is it the duty of the Finance and Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Company's independent accountants or to assure compliance with laws and regulations and the Company's Legal Compliance Policies.

A–3

PROXY	Liberate Technologies 2 Circle Star Way, San Carlos, CA 94070	PROXY

This Proxy is Solicited on Behalf of the Board of Directors of Liberate Technologies
for the Annual Meeting of Stockholders to be held October 30, 2001

       The undersigned holder of common stock, par value $.01, of Liberate Technologies ("Liberate") hereby appoints Mitchell E. Kertzman and Nancy J. Hilker, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of Liberate that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, October 30, 2001, at 4:00 p.m. local time, in the general meeting room at Liberate's headquarters located at 2 Circle Star Way, San Carlos, California, and at any adjournments or postponements of the Annual Meeting.

   This proxy, when properly executed, will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND AT THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Liberate either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2.

   PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)
LIBERATE TECHNOLOGIES

	/x/	Please mark votes as in this example
1.	To elect the following directors to serve for a term ending upon the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified:			2.	To ratify the selection of Arthur Andersen LLP as Liberate's independent public accountants for the fiscal year ending May 31, 2002.	FOR / /	AGAINST / /	ABSTAIN / /
Nominees: (01) Mitchell E. Kertzman, (02) David J. Roux, (03) Charles N. Corfield, (04) Dana L. Evan, and (05) Dr. David C. Nagel					MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /	MARK HERE IF YOU PLAN TO ATTEND ANNUAL MEETING / /
	FOR	WITHHELD	For all nominees, except as noted below.
	/ /	/ /	/ /
Nominee exception(s).

Each of the directors nominated and Proposal 2 were proposed by Liberate. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:	Date:	Signature:	Date:

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name, by President or other authorized officer. When signing as a partnership, please sign in partnership name, by an authorized person.

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To be held October 30, 2001
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
Prices at Close of Market on Dates Indicated ($)
FINANCE AND AUDIT COMMITTEE REPORT
AVAILABILITY OF FORM 10-K
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER MATTERS
  APPENDIX A
LIBERATE TECHNOLOGIES FINANCE AND AUDIT COMMITTEE CHARTER